Exhibit 99.1

NEWS RELEASE

GREEN BRICK PARTNERS, INC. REPORTS

2014 THIRD QUARTER RESULTS FOR JBGL

DALLAS, TEXAS – November 17, 2014 – GREEN BRICK PARTNERS, INC. (NASDAQ:GRBK) (the “Company” or “Green Brick”) announced today that on November 14, 2014, Green Brick filed a Current Report on Form 8-K with the Securities and Exchange Commission which included financial results for JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP (collectively, “JBGL”) for the period ended September 30, 2014. Green Brick consummated its acquisition of JBGL on October 27, 2014.

Key financial items for JBGL for the third quarter ended September 30, 2014 include:

•	For the three months ended September 30, 2014, JBGL had revenue of $49,675,603, gross profit of $15,023,495, and earnings before interest, taxes, depreciation and amortization (“EBITDA”) attributable to controlling interest of $4,077,146 (see “Reconciliation of Non-GAAP Financial Measures Below”). This compares to revenue of $67,155,659, gross profit of $20,846,848 and EBITDA attributable to controlling interest of $10,072,875 during the comparable period of 2013.

•	For the nine months ended September 30, 2014, JBGL had revenue of $178,527,949, gross profit of $47,355,015 and EBITDA attributable to controlling interest of $19,980,188 (see “Reconciliation of Non-GAAP Financial Measures Below”). This compares to revenue of $146,626,751, gross profit of $42,336,627 and EBITDA attributable to controlling interest of $24,149,321 during the comparable period of 2013.

•	As of September 30, 2014, JBGL’s backlog was 242 homes valued at $81,335,589, a 15.9% increase in backlog value as compared to September 30, 2013. The average sale price of homes in backlog was $336,097, a 10.2% increase as compared to the third quarter of 2013.

Our builder operations revenue declined from $60,797,401 during the three months ended September 30, 2013 to $39,900,428 for the three months ended September 30, 2014 and gross profit declined from $19,289,710 to $12,668,589 for the same periods. There were several reasons for the sales slowdown in the third quarter ended September 30, 2014:

•	During the first half of 2013 we had a large amount of completed inventory within our best selling neighborhoods which resulted in an unseasonably large volume of closings during the third quarter of 2013.

•	In addition, two of our bestselling neighborhoods in Atlanta closed out either before or during the third quarter of 2014, which resulted in less available inventory for sale from those neighborhoods during the quarter. We anticipate opening new neighborhoods in 2015 that we believe will replace revenue from these two sold-out neighborhoods.

•	Due to a labor shortage, the time to build and close a home increased which pushed back the availability of certain of our home inventory for sale from the third to the fourth quarter of 2014. We also expect this increase in our building cycle to push back certain closings that we expected in the fourth quarter of 2014 to early 2015.

JBGL’s land development operations revenue and gross profit increased during the three months ended September 30, 2014 to $9,775,175 and $2,354,906, respectively, compared to $6,358,258 and $1,557, 138, for the three months ended September 30, 2013, respectively, primarily from an increase in finished inventory lots delivered to 100 for the three months ended September 30, 2014, from 72 for the three months ended September 30, 2013, and an increase in the average sales price per lot of $97,752 per lot for the three months ended September 30, 2014, from $88,309 per lot for the three months ended September 30, 2013.

“While this quarter's results were slightly lower than we hoped for, we expect to resume revenue and earnings growth next quarter,” stated James R. Brickman, Green Brick’s Chief Executive Officer. “On Thursday, we will have our first public conference call, where we will introduce our strategy, and describe our strong market position including details on our two largest neighborhoods that will begin generating revenue for the first time after two years of planning and development and approximately $75 million of investment.”

Conference Call Details

Green Brick’s management will host a conference call to discuss JBGL’s results for the third quarter of 2014 starting at 9:00 a.m. Eastern Time on Thursday, November 20, 2014. The call can be accessed by dialing 1.800.374.0137 for domestic participants or 1.904.685.8013 for international participants. Participants should reference pass code 37427163. A reply of the call will be available from approximately 1:00 p.m. Eastern Time on November 20, 2014 through 11:59 p.m. Eastern Time on November 27. To access the replay, the domestic dial-in number is 800.585.8367, the international dial-in number is 1.404.537.3406 and the passcode is 37427163.

Reconciliation of Non-GAAP Financial Measures

In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table calculates the non-GAAP measure of EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP. EBITDA means net income (loss) before (a) interest expense attributable to controlling interest, (b) income taxes attributable to controlling interest and (c) depreciation and amortization attributable to controlling interest. Other companies may calculate EBITDA (or similarly titled measures) differently. We believe EBITDA is useful as a measure of the Company’s ability to service debt and obtain financing.

	Nine Months Ended September 30,		Three Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to controlling interest	$18,452,412	$23,159,138	$3,694,206	$9,512,900
Interest expense attributable to controlling interest	1,015,561	313,378	307,730	112,194
Depreciation expense attributable to controlling interest	210,782	71,706	75,210	28,581
State tax expense attributable to controlling interest	301,433	605,099	-	419,200
EBITDA attributable to controlling interest	$19,980,188	$24,149,321	$4,077,146	$10,072,875

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding Green Brick’s acquisition of JBGL (the “Acquisition”) and effects of the Acquisition, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "anticipate," "should," "intend," "plan," "will," "expect(s)," "estimate(s)," "project(s)," "positioned," "strategy," "outlook" and similar expressions. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation; a downturn in the homebuilding industry; continued volatility and uncertainty in the credit markets and broader financial markets; our future operating results and financial condition; our business operations; changes in our business and investment strategy; availability of land to acquire and our ability to acquire such land on favorable terms or at all; availability, terms and deployment of capital; continued or increased disruption in the availability of mortgage financing or the number of foreclosures in our markets; shortages of or increased prices for labor, land or raw materials used in housing construction; delays in land development or home construction resulting from adverse weather conditions or other events outside our control; the cost and availability of insurance and surety bonds; changes in, or the failure or inability to comply with, governmental laws and regulations; the interpretation of or changes to tax, labor and environmental laws; the timing of receipt of regulatory approvals and the opening of projects; required accounting changes; the degree and nature of our competition; our leverage and debt service obligations; operating and business disruption following the Acquisition; and operating Green Brick as a public company. Additional factors that could cause actual results to differ from those anticipated are discussed in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on September 18, 2014 and in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact:	Jason Corley
Chief Financial Officer (214) 521-0630